June 9, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:

Angstron Holdings Corporation

File No. 000-1380412

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated June 9, 2015 of Angstron Holdings Corporation (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP